UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

FORTRESS INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

FORTRESS INTERNATIONAL GROUP, INC.
9841 Broken Land Parkway
Columbia, Maryland 21046
(410) 312-9988

May [__], 2007

Dear Stockholder,

We cordially invite you to attend our 2007 annual meeting of stockholders to be held at 10:00 a.m. on Tuesday, June 19, 2007 at our corporate offices at 9841 Broken Land Parkway, Columbia, Maryland. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about us, that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,
/s/ Thomas P. Rosato
Thomas P. Rosato Chief Executive Officer

FORTRESS INTERNATIONAL GROUP, INC.
9841 Broken Land Parkway
Columbia, Maryland 21046
(410) 312-9988

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2007

To the Stockholders
of Fortress International Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of Fortress International Group, Inc. will be held on June 19, 2007 (the “Annual Meeting”), for the following purposes:

1. To elect three Class II directors to serve three-year terms expiring in 2010;

2. To approve a proposed amendment to our Certificate of Incorporation to increase the number of the authorized shares of common stock by an additional 50,000,000 shares, to an aggregate of 100,000,000 shares of common stock;

3. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on May 9, 2007, are entitled to notice of, and to vote at, the annual meeting and at any adjournments thereof. A total of [_________] shares of our common stock were issued and outstanding as of that date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the annual meeting, the list of stockholders entitled to vote will be available for inspection at our offices at 9841 Broken Land Parkway, Columbia, Maryland 21046.

At least a majority of all issued and outstanding shares of common stock is required to constitute a quorum. Accordingly, whether you plan to attend the annual meeting or not, we ask that you complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. In the event you are able to attend the meeting, you may revoke your proxy and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Thomas P. Rosato
Thomas P. Rosato Chief Executive Officer

FORTRESS INTERNATIONAL GROUP, INC.
9841 Broken Land Parkway
Columbia, Maryland 21046
(410) 312-9988

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 annual meeting of stockholders and any adjournments of the meeting to be held at 10:00 a.m. on Tuesday, June 19, 2007 at 9841 Broken Land Parkway, Columbia, Maryland. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

On [DATE] we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement, our 2006 annual report, which includes our financial statements for the fiscal year ended December 31, 2006. You can also find a copy of our 2006 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.thefigi.com.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on May 9, 2007 are entitled to vote at the annual meeting. On this record date, there were [ ______________] shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by providing a signed statement of revocation to us at 9841 Broken Land Parkway, Columbia, Maryland 21046, Attention: Thomas P. Rosato, Chief Executive Officer. The proxy may also be revoked by submitting to us prior to the annual meeting a more recently dated proxy or by attending the annual meeting and voting in person.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, or you have stock certificates, you may vote:

•By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

• By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

• In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the amendment to our Certificate of Incorporation;

•	“FOR” ratification of the selection of independent auditors for our fiscal year ending December 31, 2007.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it, as instructed above;

•	notifying us at 9841 Broken Land Parkway, Columbia, Maryland 21046, Attention: Thomas P. Rosato, Chief Executive Officer, in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy, unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 3, even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors
The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Amendment to our Certificate of Incorporation
The affirmative vote of a majority of the company’s of the company’s outstanding common stock is required to approve the amendment to our Certificate of Incorporation to increase the number of the authorized shares of common stock by an additional 50,000,000 shares of common stock, to an aggregate of 100,000,000 shares of common stock. Abstentions and broker non-votes will be treated as votes against this proposal.

Proposal 3: Ratify Selection of Auditors
The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of independent auditors. Abstentions will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the selection of Grant Thornton LLP as our independent accountants for 2007, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Continental Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Do I have any appraisal or dissenters rights?

No appraisal or dissenters rights are available under the Delaware General Corporation Law in connection with the acquisition.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on Tuesday, June 19, 2007 at our corporate offices at 9841 Broken Land Parkway, Columbia, Maryland. When you arrive at our offices, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us, or your broker, to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental Stock Transfer & Trust Company by calling 212.509.4000 ext. 206, or by e-mail at cstmail@continentalstock.com.

If you do not wish to participate in “householding” and would like to receive your own set of the annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•   If your shares are registered in your own name, please contact our transfer agent, Continental Stock Transfer & Trust Company, and inform them of your request by calling them at 212.509.4000 ext. 206, by e-mail at cstmail@continentalstock.com. or writing them at 17 Battery Place, New York, NY 10004.

•  If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 26, 2007, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our directors; (c) each executive officer named in the Summary Compensation Table; (d) and all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within the 60-day period following April 26, 2007 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 12,152,813 shares of common stock outstanding on April 26, 2007. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Unless otherwise indicated, the address for each director and current executive officer is c/o Fortress International Group, Inc., 9841 Broken Land Parkway, Columbia, Maryland 21046.

	Amount and Nature of Beneficial Ownership
Name and Address	Number	Percent

Directors and Executive Officers

C. Thomas McMillen (1)	575,000	4.7%
Harvey L. Weiss (2)	1,070,000	8.8%
Thomas P. Rosato	1,635,555	13.5%
Gerard J. Gallagher	1,221,433	10.1%
David J. Mitchell(3)	160,000	1.3%
Donald L. Nickles(4)	210,000	1.7%
John Morton, III(5)	28,416	*
Asa Hutchinson(6)	210,000	1.7%
William L. Jews(7)	28,416	*
All directors and current executive officers as a group (9 persons)	5,138,820	40.8%

5% Stockholders

Wellington Management Company, LLP (8)	2,000,000	16.5%
Hummingbird Management, LLC and Hummingbird Capital, LLC (9)	1,452,000	11.9%
Paul D. Sonkin (9)(10)	1,844,000	14.6%
Robert I. Green (11)	1,735,000	12.5%
The Pinnacle Fund, L.P. and Barry M. Kitt (12)	833,400	6.8%
Andrew M. Weiss and Weiss Asset Management, LLC (13)	819,664	6.7%
Searock Capital Management, LLC and Seth Turkletaub (14)	617,100	5.1%

(1)	Includes 575,000 shares held by Washington Capital Advisors, LLC, of which Mr. McMillen is the chief executive officer and the sole owner.

(2)	Includes 452,000 shares of common stock issuable upon the exercise of warrants held by Mr. Weiss.

(3)	Includes 6,667 shares of restricted stock which are subject to forfeiture.

(4)	Includes 6,667 shares of restricted stock which are subject to forfeiture.

(5)	Includes 25,083 shares of restricted stock which are subject to forfeiture.

(6)	Includes 6,667 shares of restricted stock which are subject to forfeiture.

(7)	Includes 25,083 shares of restricted stock which are subject to forfeiture.

(8)
Derived from a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) on March 12, 2007. Wellington, in its capacity as an investment advisor, may be deemed to beneficially own 2,000,000 shares of common stock which are held of record by clients of Wellington. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of our common stock. Wellington has shared voting control over 1,060,800 shares of common stock and shared investment control over 2,000,000 shares of common stock. Robert J. Toner is the president of Wellington. Wellington’s business address is 75 State Street, Boston, MA 02109.

(9)
Derived from a Schedule 13D/A filed by Paul D. Sonkin, The Hummingbird Value Fund, LP (“HVF”), The Hummingbird Microcap Value Fund, LP (“Microcap Fund”), The Hummingbird Concentrated Fund, LP (“Concentrated Fund”), Hummingbird Management, LLC (“Hummingbird”) and Hummingbird Capital, LLC (“Hummingbird Capital”) on January 26, 2007. HVF, Microcap Fund and Concentrated Fund are the beneficial owner of 305,864, 378,733 and 672,403 shares of our common stock, respectively. Concentrated Fund is also the beneficial owner of an additional 95,000 shares of common stock issuable upon the exercise of warrants. Hummingbird is the investment manager of HVF, Microcap Fund and Concentrated Fund and may be deemed to have the sole voting and investment authority over the shares owned by such entities. Hummingbird Capital, as the general partner of each of HVF, Microcap Fund and Concentrated Fund, may also be deemed to have the sole voting and investment authority over the shares owned by HVF, Microcap Fund and Concentrated Fund. Hummingbird and Hummingbird Capital disclaim any beneficial ownership of such shares. The business address of Mr. Sonkin and the foregoing Hummingbird entities is 460 Park Avenue, 12th Floor, New York, New York 10022.

(10)
Includes 392,000 shares of common stock issuable upon the exercise of warrants held in Mr. Sonkin’s and Mrs. Sonkin's IRA accounts and an additional 28,400 shares of common stock issuable upon the exercise of warrants held in IRA accounts of various other parties for which Mr. Sonkin has dispositive power and for which Mr. Sonkin disclaims beneficial ownership. As the managing member and control person of Hummingbird, Mr. Sonkin may also be deemed to have the sole voting and investment authority over the shares beneficially owned by Hummingbird. Mr. Sonkin disclaims any beneficial ownership of such shares, except by pecuniary interest in the 392,000 warrants owned by him and his wife personally.

(11)
Derived from a Schedule 13D filed by Robert I. Green. Includes 1,735,000 shares of common stock issuable upon exercise of warrants beneficially owned by Mr. Green. Of such shares, 1,485,000 shares of common stock issuable upon the exercise of warrants are held by Starwood Group L.P. and 250,000 shares of common stock issuable upon the exercise of warrants are held by an individual retirement account for the benefit of Mr. Green. Mr. Green is the general partner of Starwood Group L.P. The business address of Mr. Green is 150 Bears Club Drive, Jupiter, Florida 33477.

(12)
Derived from a Schedule 13G filed on January 22, 2007 by The Pinnacle Fund, L.P. (“Pinnacle”) and Barry M. Kitt. Includes 49,700 shares of common stock issuable upon exercise of warrants. Pinnacle Advisers, L.P. (“Pinnacle Advisers”) is the general partner of Pinnacle. Pinnacle Fund Management, LLC (“Pinnacle Fund Management”) is the general partner of Pinnacle Advisers. Mr. Kitt is the sole member of Pinnacle Fund Management. Mr. Kitt may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Pinnacle. Mr. Kitt expressly disclaims beneficial ownership of all shares of common stock beneficially owned by Pinnacle.

(13)
Derived from a Schedule 13G filed on December 20, 2006 by Weiss Asset Management, LLC, Weiss Capital, LLC and Andrew M. Weiss, PhD. Weiss Asset Management, LLC is the beneficial owner of 603,227 shares of common stock. Weiss Capital, LLC is the beneficial owner of 216,437 shares of common stock. Andrew M. Weiss is the Managing Member of Weiss Asset Management, LLC and Weiss Capital, LLC. Andrew Weiss shares voting and investment control with each of Weiss Asset Management, LLC and Weiss Capital, LLC with respect to the shares of common stock beneficial owned by these entities. Andrew M. Weiss disclaims beneficial ownership of the shares of common stock held by Weiss Asset Management, LLC and Weiss Capital, LLC except to the extent of his pecuniary interest therein. There is no family or other relationship between Harvey L. Weiss, our chairman, and Weiss Asset Management, LLC, Weiss Capital, LLC or Andrew M. Weiss, Ph.D. The business address of Mr. Weiss and the foregoing entities is 29 Commonwealth Avenue, 10th Floor, Boston, Massachusetts 02116.

(14)
Derived from a Schedule 13G filed by Searock Capital Management, L.L.C. (“Searock”) on February 16, 2007. Seth Turkletaub is the Managing Member of Searock. Searock’s business address is Two Grand Central Tower, 140 E. 45th Street, 39th Floor, New York, New York 10017.

MANAGEMENT

The Board of Directors

Our Certificate of Incorporation and By-laws provide that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of nine members, classified into three classes as follows:

•	The Class I directors are Messrs. David J. Mitchell, Gerard J. Gallagher and Asa Hutchinson, and their term will end at the 2009 annual meeting of stockholders;

•	The Class II directors are Messrs. Harvey L. Weiss, Donald L. Nickles and William L. Jews, and their term will end at the 2007 annual meeting of stockholders; and

•	The Class III directors are Messrs. C. Thomas McMillen, Thomas P. Rosato and John Morton, III, and their term will end at the 2008 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

On May 7, 2007, our Board of Directors voted to nominate Harvey L. Weiss, Donald L. Nickles and William L. Jews for election at the annual meeting for a term of three years to serve until the 2010 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

Set forth below are the names of the persons nominated as directors, and directors whose terms do not expire this year, their ages, their offices in the company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Harvey L. Weiss	64	Chairman of the Board
C. Thomas McMillen	54	Vice Chairman of the Board
Thomas P. Rosato	55	Chief Executive Officer and Director
Gerard J. Gallagher	50	President, Chief Operating Officer and Director
David J. Mitchell*	46	Director
Donald L. Nickles*	56	Director
John Morton, III*	63	Director
Asa Hutchinson*	56	Director
William L. Jews*	55	Director

* Non-employee director.

Harvey L. Weiss, age 64, became our Chairman of the Board upon the closing of our acquisition of TSS/Vortech on January 19, 2007. From our inception through the closing of the acquisition, Mr. Weiss had served as our Chief Executive Officer, President and a member of our Board. He has over 35 years of experience in the information technology and security market place. From 2002 to August 1, 2004, Mr. Weiss was the Chief Executive Officer and President of System Detection, Inc., a software security company. From 2000 to 2002, he served as President of Engineering Systems Solutions, Inc., a security and biometrics integration firm. During 1999, Mr. Weiss was the Chief Executive Officer and President of Global Integrity Corporation, a SAIC subsidiary specializing in information security and served as a Director until the company was sold in 2002. From 1996 to 1998, until sold to Network Associates, Inc, Mr. Weiss was President of the Commercial Division, Secretary and Director of Trusted Information Systems, Inc., a NASDAQ-listed security network company. Prior to that time, from 1994 to 1996, Mr. Weiss served as President of Public Sector Worldwide Division for Unisys Corporation. From 1991 to 1993, Mr. Weiss was the Vice President of Sales and the President and Chief Operating Officer of Thinking Machines Corporation, a massively parallel processing company. Prior to that time, he served in various senior capacities in Digital Equipment Corporation. Mr. Weiss serves on the Board of Forterra Systems, Inc., a simulation company, is a member of the Brookings Institution Council, and is a trustee of Capitol College. Mr. Weiss received a Bachelor of Science in Mathematics from the University of Pittsburgh.

C. Thomas McMillen, age 54, became our Vice Chairman of the Board upon the closing of our acquisition of TSS/Vortech on January 19, 2007. From our inception through the closing of the acquisition, Mr. McMillen had served as our Chairman of the Board. He has over 18 years of experience in government, finance and mergers and acquisitions. Mr. McMillen has also served, since August 2005, as the President, Chief Executive Officer and Chairman of the Board of Homeland Security Capital Corporation, a consolidator of homeland security companies that provides capital, management advice and investments for developing companies. Mr. McMillen co-founded Global Secure Corp., a homeland security company providing critical infrastructure services, in 2003, and served as its Chief Executive Officer until February 2004. From February 2004 until February 2005, Mr. McMillen served as a consultant to Global Secure Corp. In addition, from October 2004 through July 2005, he served as a Chairman of the Board of Global Defense Corporation, a development stage company focused on acquiring companies in critical infrastructure security. From December 2003 to February 2004, Mr. McMillen served as Vice Chairman and Director of Sky Capital Enterprises, Inc., a venture firm, and until February 2005 served as a consultant. From March 2003 to February 2004, Mr. McMillen served as Chairman of Sky Capital Holdings, Ltd, Sky Capital Enterprises’ London stock exchange-listed brokerage affiliate. Mr. McMillen has also been Chief Executive Officer of Washington Capital Advisors, LLC, a merchant bank and one of our stockholders, since 2003. He also served as Chairman of TPF Capital, its predecessor company, from 2001 through 2002. Mr. McMillen has also been an independent consultant throughout his career. From 1994 through February 1999, Mr. McMillen served as the Founder, Chief Executive Officer and Director of NASDAQ-listed Complete Wellness Centers, Inc., a medical multi-disciplinary clinic management company. Mr. McMillen was appointed by President Clinton to Co-Chair the President’s Council on Physical Fitness and Sports from 1993 to 1997. From 1987 through 1993, he served three consecutive terms in the United States House of Representatives from the 4th Congressional District of Maryland. Prior to that, Mr. McMillen played 11 years in the National Basketball Association. Mr. McMillen received a Bachelor of Science in chemistry from the University of Maryland, and a Bachelor and Master of Arts from Oxford University as a Rhodes Scholar.

Thomas P. Rosato, age 55, became a Director and our Chief Executive Officer and the Chairman of each of VTC and Vortech upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Rosato has over 25 years of experience in mission-critical service businesses. Since 2002, he has served as the co-founder and chairman of TSS and the co-founder and chairman of Vortech. From 1998 to 2001, Mr. Rostato served as the President - Group Maintenance of America/Encompass Services Corporation, National Accounts Division. From 1995 to 1998, he served as the founder and President of Commercial Air, Power & Cable, Inc. From 1980 to 1995, he served in various capacities at Com-Site Enterprises, most recently as Chief Financial Officer and Chief Operating Officer. Mr. Rosato started his career in 1973 as a certified public accountant at Coopers & Lybrand. Mr. Rosato received a Bachelor of Science in Accounting from Temple University.

Gerard J. Gallagher, age 50, became a Director and our President and Chief Operating Officer and the Chief Executive Officer and President of each of VTC and Vortech effective upon our acquisition of TSS/Vortech on January 19, 2007. Mr. Gallagher has more than 25 years of experience in mission critical fields. Since 2002, he has served as the co-founder and President of TSS and the co-founder and President of Vortech. From 1998 to 2001, Mr. Gallagher served as the President of the Total Site Solutions division of Encompass Services Corp. From 1997 to 1998, he served as the President of the Total Site Solutions division of Commercial Air, Power & Cable, Inc. From 1991 to 1997, he served as the Chief Facilities Operations and Security Officer of the International Monetary Fund. From 1980 to 1991, Mr. Gallagher served in various capacities at Com Site International, most recently as Senior Vice President of Engineering and Sales. Mr. Gallagher received a Bachelor of Science in Fire Science from the University of Maryland and a Bachelor of Science in Organizational Management (Summa Cum Laude) from Columbia Union College.

David J. Mitchell, age 46, has served as a member of our Board since its inception and has over 20 years of investment, finance and mergers and acquisition experience. Mr. Mitchell is President of Mitchell Holdings LLC, a New York-based merchant banking company he founded in January of 1991, and since June 2004, Managing Partner of Las Vegas Land Partners LLC, a real estate development firm. From 1996 until the business was sold to American Express in August 1998, Mr. Mitchell was the Founder and Co-Chief Executive Officer of Americash LLC. Mr. Mitchell served as a Director of Kellstrom Industries from its inception until January 2002. Kellstrom Industries filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on February 20, 2002. Kellstrom Industries completed the U.S. Bankruptcy Court-approved sale of substantially all of its assets to Kellstrom Aerospace, LLC, an entity controlled by Inverness Management LLC on July 17, 2002. From October 1999 until February 2001, Mr. Mitchell was a director of Direct Furniture Inc. An involuntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Manhattan) was filed against Direct Furniture on March 18, 2002. On March 20, 2002, the Court appointed a Chapter 11 trustee who continues to manage Direct Furniture’s assets. Mr. Mitchell served as a director of Centerpoint Corporation (including its predecessor companies) from October 1996 until January 2003. Prior to 1991, Mr. Mitchell held various senior positions at New York Stock Exchange member firms. From 1988 to 1990, he was a Managing Director and Principal of Rodman & Renshaw, Inc., and from 1985 to 1988, he was a Managing Director of Laidlaw Adams & Peck, Inc. Previous to 1985, Mr. Mitchell was with Bear Stearns and Oppenheimer & Co.

Donald L. Nickles, age 58, has been a member of our board of directors since February 2005 and currently serves as a member of the board of directors of Chesapeake Energy Corporation and Valero Energy Corporation. In 2005 after his retirement from the United States Senate, Senator Nickles founded and is currently Chairman and Chief Executive Officer of The Nickles Group, LLC, a consulting and business venture firm headquartered in Washington, D.C. Senator Nickles was elected to the United States Senate in 1980 where he represented the state of Oklahoma and held numerous leadership positions, including Assistant Republican Leader from 1996 to 2002 and Chairman of the Senate Budget Committee from 2003 to 2004. Senator Nickles also served on the Energy and Natural Resources Committee and the Finance Committee. While serving in the Unites States Senate, Senator Nickles was instrumental in several key areas of legislation including securing Senate passage of the Homeland Security Act of 2002, the legislation creating the Department of Homeland Security and the 2003 Tax Relief Act. Prior to his service in the United States Senate, Senator Nickles served in the Oklahoma State Senate from 1979 to 1980 and worked at Nickles Machine Corporation in Ponca City, Oklahoma becoming vice president and general manager. Senator Nickles served in the National Guard from 1970 to 1976 and graduated from Oklahoma State University in 1971.

John Morton III, age 63, has served as a Director since January 2007. Prior to his election as a Director, Mr. Morton had served as a director of Broadwing Corp. from April 2006 until January 2007, when Broadwing Corp. was acquired by Level 3 Communications, Inc. Prior to that, Mr. Morton had served as President of Premier Bank, Bank of America until his retirement in September 2005 and was a member of Bank of America’s Management Operating Committee. From 1997 to 2001, Mr. Morton served as President of Mid-Atlantic Region, Bank of America. Prior to assuming the Regional President position, Mr. Morton was President of the Private Client Group from 1996 - 1997. From 1994 - 1996, he was Chairman, CEO and President of The Boatmen’s National Bank of St. Louis. From 1993 to 1994, he was CEO and President of Farm and House Financial Corporation. In 1990/1991, Mr. Morton served as Perpetual Financial Corporation’s Chairman, Chief Executive Officer and President. Mr. Morton was a member of the Executive Committee of the Federal City Council in Washington DC and a former chairman of the Greater Baltimore Committee in Baltimore. Mr. Morton holds a Bachelor of Science from the U.S. Naval Academy and a Masters in Business Administration from Harvard University. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver.

Asa Hutchinson, age 56, has served as a Director since January 2007. Prior to his election as a Director, Mr. Hutchinson had acted as our special advisor. Mr. Hutchinson was one of the original leaders of the Department of Homeland Security serving as Undersecretary for Border and Transportation Security for the first two years of the Department’s history. Mr. Hutchinson served three terms in the United States House of Representatives from the 3rd Congressional District of Arkansas (1997-2001) and as Administrator of the Drug Enforcement Administration (2001-2003). Since 2001, Mr. Hutchinson has been engaged in the homeland security law practice in Little Rock, Arkansas, and he is also a law partner in the firm of Venable LLP in Washington, DC, chairing their homeland security practice.  Mr. Hutchinson is also the principal of Hutchinson Security Strategies, a consulting firm that develops comprehensive security plans for companies. Mr. Hutchinson serves on the board of directors of SAFLINK Corporation, a company that offers software solutions to protect intellectual property, secure assets and eliminate passwords. Mr. Hutchinson received a Bachelor of Science from Bob Jones University and a Juris Doctor from the University of Arkansas School of Law.

William L. Jews, age 55, has served as a Director since April 24, 2007. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc., a health care insurer and the seventh largest Blue Cross Blue Shield Plan, from1993 to December 2006. During this period, Mr. Jews was also President and CEO of both Blue Cross Blue Shield of Maryland , the Blue Cross and Blue Shield Plan of the National Capital area and CEO of the Delaware Blue Cross and Blue Shield Plan. From 1990 to 1993, Mr. Jews was President and Chief Executive Officer of Dimensions Health Corporation, a multi-faceted healthcare corporation based in Landover, Maryland. From 1979 to 1990, Mr. Jews was President and CEO of Liberty Medical Center, Inc., of Baltimore MD. Mr. Jews currently serves on the boards of The Ryland Group Inc. Compensation and Chairman of the Nominating Committee, and Choice Hotels International Nominating and Diversity Committees. Mr. Jews received a Bachelor of Arts Degree from The Johns Hopkins University and Masters Degree from Morgan State University.

In anticipation of being listed on The Nasdaq Stock Market, we adhere to the rules of The Nasdaq Stock Market in determining whether a director is independent. Our board of directors will consult with counsel to ensure that the board of directors determination of independence of each director and nominee for election as a director is consistent with those rules and all relevant securities laws and regulations regarding the independence of directors. Based on these standards, the board of directors determined that each of the following non-employee directors is an “independent director” as defined by the Nasdaq Stock Market, LLC and has no relationship with us, except as a director and/or stockholder: David J. Mitchell, Donald L. Nickles, Asa Hutchinson, John Morton, III and William L. Jews.

Committees of the Board of Directors and Meetings

Our Board has an Audit Committee and a Compensation Committee. The board of directors has adopted a charter for each of these committees.

Audit Committee

Our Audit Committee currently has four members, John Morton, III (Chairman), David J. Mitchell, Asa Hutchinson and William L. Jews. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent accountants, review annual financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Morton is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee written charter is publicly available on our website at www.thefigi.com.

Compensation Committee

Our Compensation Committee currently has three members, Donald L. Nickles (Chairman), Asa Hutchinson and John Morton, III. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision-making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent directors under the definition promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market.

A copy of the Compensation Committee written charter is publicly available on our website at www.thefigi.com.

Board and Committee Meetings

During the fiscal year ended December 31, 2006, our board of directors held two meetings. Although we do not have any formal policy regarding director attendance at our annual meetings, we will attempt to schedule our annual meetings so that all of our directors can attend. During the fiscal year ended December 31, 2006, all of our directors attended at least 75% of the meetings of the board of directors and committees on which they served.

Nominations for Directors

We do not currently have a standing Nominating Committee since our board of directors determined that the independent members of the board of directors (Messrs. Mitchell, Nickles, Morton, Hutchinson and Jews) adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.

The board of directors considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the board of directors to assess his or her qualifications. Nominations must be addressed to the chairman of the board at our headquarters address listed below, and generally must be received no later than 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting, in order to be considered for the next annual election of directors.

Chairman of the Board of Directors
9841 Broken Land Parkway
Columbia, Maryland 21046

Shareholder Communications to the Board

Shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 9841 Broken Land Parkway Columbia, Maryland 21046. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Since our formation on December 20, 2004 until the consummation of our merger with TSS/Vortech on January 19, 2007, our operations were limited to organizational activities and, after our initial public offering, to activities relating to completing a business combination. No person serving as an executive officer, director or initial stockholder, nor any affiliate thereof, during any part of 2006 received any cash or equity compensation for services rendered to us in 2006. In addition, no compensation of any kind, including finder's and consulting fees, was paid to any person who was an officer, director, initial stockholder or special advisor, or any of their respective affiliates, prior to the merger for services rendered prior to or in connection with the merger. However, our officers, directors and special advisors were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as participating in the offering process with respect to our initial public offering, identifying potential target businesses, performing due diligence on suitable business combinations and negotiating on our behalf with respect to business combinations.

On January 19, 2007, we consummated the acquisition of TSS/Vortech. In connection with the completion of the acquisition, the Compensation Committee is developing a comprehensive executive compensation program and philosophy with respect to our executive officers. The Compensation Committee has not selected or hired a compensation consulting firm to assist in the development of a comprehensive executive compensation program and philosophy, but may consider doing so in the future.

The Compensation Committee of our board of directors makes all decisions regarding the compensation of our executive officers, which decisions are subject to ratification by our board of directors. On March 7, 2007, we established a Compensation Committee consisting of Donald Nickles and Asa Hutchinson, and on April 24, 2007, John Morton, III was appointed to the Committee. Our board has determined that each of these directors is an “independent director” within the meaning of the rules of the Nasdaq Stock Market and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended. The Compensation Committee has the responsibility to:

•	review, modify and approve our overall compensation strategy;

•
recommend to the board of directors the compensation and terms of employment of our executive officers, including Thomas P. Rosato, our Chief Executive Officer, and to evaluate their respective performance in light of relevant goals and objectives;

•	review and recommend to our board the type and amount of compensation to be paid or awarded to the members of our board;

•	recommend to our board the adoption, amendment and termination of any bonus, equity and other deferred compensation plans, including the 2006 Omnibus Incentive Compensation Plan;

•	determine appropriate insurance coverage for our executive officers and directors; and

•	review, discuss and assess its own performance at least annually.

Our board of directors approved the adoption of the 2006 Omnibus Incentive Compensation Plan and the stockholders approved the Plan at the special meeting of our stockholders on January 17, 2007. In connection with the approval of the acquisition of TSS/Vortech, our board of directors also approved the employment agreements of Thomas P. Rosato, our Chief Executive Officer, Gerard J. Gallagher, our President and Chief Operating Officer, and Harvey L. Weiss, our Chairman. In connection with such employment agreements, our board approved the following annual base salaries for our executive officers for 2007: $425,000 for Mr. Rosato, $425,000 for Mr. Gallagher and $200,000 for Mr. Weiss.

General Compensation Philosophy

We recognize the importance of maintaining sound principles for the development and administration of our compensation and benefits programs. The overall compensation philosophy of our company is primarily driven by our business environment and our desire to align the interest of the employees with the interests of our company. It is also based on the principles of competitive and fair compensation, as well as our goal to attract, retain and motivate qualified employees.

The compensation and benefit plans are designed to enable us to meet our corporate goals and performance. The objectives of our compensation structure are to:

•	enable the company to attract, engage and retain key executives and employees critical to future success;

•	motivate and inspire employee behavior which fosters a high performance culture; and

•
support the overall business objectives and ensure that a significant component of the compensation opportunity will be related to factors that both directly and indirectly influence shareholder value.

We measure the success of our compensation plans on overall business performance and our ability to attract and retain key talent which, in turn, will minimize risk and optimize return for our shareholders.

To this end, the Compensation Committee affirms that the total compensation plan should consist of:

•	Annual salary. Designed to reward the core competence in the executive role relative to the skills, experience and contribution to our company.

•	Annual cash incentive/bonus awards. Designed to reward the executive for specific contributions to our company aligned to both corporate and individual objectives.

•	Long-term equity compensation. Designed to align the executives’ interests with those of the shareholders.

•	Certain other benefits, including retirement and welfare plans.

The use of the above components of our overall compensation plan enables us to reinforce our pay for performance philosophy and strengthen our ability to attract and retain high caliber and experienced executives. We believe that our combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with longer-term shareholder value and facilitates effective executive recruitment and retention.

We will seek to target both short and long-term compensation levels competitively among a peer group of similar companies based on available survey data. The companies that will comprise our peer group to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to ours and have businesses which compete with us for executive talent.

Compensation Components

Base Salary

The salaries of our executive officers are the only non-variable element of our compensation and are reviewed on an annual basis. The salaries reflect each executive’s responsibilities, the importance and impact of the executive’s role, and the contribution each executive delivers to us. Salary revisions are based on an evaluation of the individual’s performance, as part of the company’s Annual Performance Review process and related salary revision matrix, in addition to level of pay compared to homeland security industry peer group company levels. Within this comparison group, we seek to make comparisons to executives who are comparable in terms of (a) level of responsibility and (b) expected level of contribution to our performance. Performance-related increases generally take effect as of January 1 of each year.

Bonuses

Our Compensation Committee will be responsible for establishing and implementing pre-established quantitative and qualitative performance standards for executive bonuses as well as guidelines and requirements for the distribution of such bonuses. To the extent that our employment agreements contain qualitative standards for discretionary bonuses, our board intends to take the following steps to ensure direct correlation between executive compensation and performance:

•	initiate a practice of periodically reviewing the performance of all senior executives at board meetings; and

•	establish annual reviews of compensation reports for the named executive officers.

Long-Term Equity Compensation

We believe that long-term incentive compensation, primarily in the form of restricted stock awards, ensures that our executive officers have an ongoing stake in the long-term success of the company, as well as giving our employees the opportunity to share in any appreciation in the value of our common stock. Under the 2006 Omnibus Incentive Compensation Plan, stock options and stock appreciation rights may be granted , we currently have no plans or intentions of using these as a form of compensation.

The Compensation Committee supports the belief that equity participation aligns employees’ interests with those of the shareholders. However, we have not yet instituted stock ownership or retention guidelines for our executives.

Other Benefits

We provide a number of benefits as part of our overall remuneration package to all eligible employees including the named executive officers.

We operate a defined contribution retirement plan — a qualified 401(k) Plan which allows each of our employees to contribute up to the limits imposed by the Internal Revenue Code (US), on a pre -tax basis. We provide for matching payments up to 50% of the first six percent of employee contributions.

We also provide other benefits such as medical, dental, life insurance and short and long-term disability coverage to each named executive officer, as well as to all of our full-time employees. In addition, we provide paid time off and other paid holidays to all employees, including our named executive officers, which are in line with our peers in the industry.

Tax Considerations

The Compensation Committee’s compensation strategy is to be cost and tax effective. Therefore, the Compensation Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of our company and our stockholders, even if such arrangements do not always qualify for full tax deductibility.

Employment Agreements

Descriptions of the employment agreements with Messrs Rosato, Gallagher and Weiss are set forth below. The terms and conditions of Messrs. Rosato and Gallagher’s employment agreements were negotiated with the sellers of TSS/Vortech as well as with such executives as part of the negotiation of the overall terms and conditions of the acquisition. We expect that now that the acquisition has been completed, the Compensation Committee will, in connection with the development of a comprehensive executive compensation program and philosophy, recommend to our board the compensation and terms of employment for our other executive officers whereupon we may enter into appropriate employment agreements with them.

Change in Control and Severance

As described below, the employment agreements of Messrs. Rosato, Gallagher and Weiss provide for severance benefits. We have not yet developed any comprehensive severance policies for our executive officers but expect to do so in connection with the development of our comprehensive executive compensation program and philosophy.

Role of Executive Officers in Executive Compensation

We expect that our Compensation Committee will approve and make recommendations to our board on the compensation for our executive officers, other than Mr. Rosato, with the advice of Mr. Rosato and/or one or more other executive officers designated by Mr. Rosato. We expect Mr. Rosato and any such other executive officers to play no role in the Compensation Committee’s determination of their respective compensation. However, to the extent we enter into employment agreements with our executive officers, such agreements would be subject to negotiation between us and the applicable executive officer.

EXECUTIVE COMPENSATION

Since our formation on December 20, 2004 until the consummation of our merger with TSS/Vortech on January 19, 2007, our operations were limited to organizational activities and, after our initial public offering, to activities relating to completing a business combination. No person serving as an executive officer, director or initial stockholder, nor any affiliate thereof, during any part of 2006 received any cash or equity compensation for services rendered to us in 2006. In addition, no compensation of any kind, including finder's and consulting fees, was paid to any person who was an officer, director, initial stockholder or special advisor, or any of their respective affiliates, prior to the merger for services rendered prior to or in connection with the merger. However, our officers, directors and special advisors were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as participating in the offering process with respect to our initial public offering, identifying potential target businesses, performing due diligence on suitable business combinations and negotiating on our behalf with respect to business combinations.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2006 by TSS/Vortech, to (1) our Chief Executive Officer (who is also currently serving as our acting Chief Financial Officer) (2) our Chairman, and (3) our President and Chief Operating Officer, during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
Thomas P. Rosato, Chief Executive Officer	2006	166,788	-	-	-	-	—	33,563	(1)	200,351
Harvey L. Weiss, Chairman and Former Chief Executive Officer	2006	-	-	-	-	-	-	-		-
Gerard J. Gallagher,President and Chief Operating Officer	2006	350,000	42,580	-	-	-	-	48,710	(2)	441,290

(1) Includes $14,801 in car allowance, $12,105 in club memberships not used exclusively for business entertainment purposes, premiums paid for by TSS/Vortech for a life insurance policy, and matching contributions made under TSS/Vortech’s 401(k) plan.

(2) Includes $25,941 in club memberships not used exclusively for business entertainment purposes, car allowance, premiums paid for by TSS/Vortech for a life insurance policy, and matching contributions made under TSS/Vortech’s 401(k) plan

Amounts for Mr. Rosato and Mr. Gallagher above are amounts received from Vortech, LLC and VTC, L.L.C. (TSS/Vortech) which was acquired by us on January 19, 2007. Included in the TSS/Vortech notes to financial statements attached as exhibit 99 to the Original Report are descriptions of related party transactions with these companies. The amounts described in the notes to financial statements have not been included in the table above.

In addition to the amounts included above, distributions of $1,386,473 and $1,337,972 were made during 2006 by TSS/Vortech to Mr. Rosato and Mr. Gallagher, respectively. Such distributions represented payments for income taxes and profit distributions of the companies.

Grants of Plan-Based Awards

The 2006 Omnibus Incentive Plan was not approved until January 17, 2007 and to date there have been no options granted to executive officers or employees pursuant to the Plan or otherwise.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended December 31, 2006.

Nonqualified Deferred Compensation

Our named executive officers did not earn any nonqualified deferred compensation benefits from us during the fiscal year ended December 31, 2006.

Employment Agreements

Employment Agreement with Thomas P. Rosato

On January 19, 2007, we entered into an employment agreement with Thomas P. Rosato whereby Mr. Rosato has agreed to serve as our chief executive officer for a period of three years. Under the terms of the employment agreement, Mr. Rosato’s base compensation will be $425,000 per year (subject to a minimum annual increase of 5% per year), Mr. Rosato will be eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors) with the bonus for 2006 to be prorated for the number of months remaining in 2006 following the effective date of the employment agreement, and Mr. Rosato will be eligible for the share performance bonus described below. In addition to base compensation and bonus eligibility, (i) we will pay the premiums on the life insurance policies, (ii) Mr. Rosato will be entitled to an office allowance of $3,000 per month, and (iii) Mr. Rosato will otherwise be entitled to receive vacation, health insurance and other benefits as generally made available to our other executives.

Pursuant to the terms of the employment agreement, if we terminate Mr. Rosato’s employment for reasons other than “Cause” or Mr. Rosato terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Rosato is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Rosato’s employment, then Mr. Rosato shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Share performance bonus. Up to $5.0 million in additional shares of our common stock will be issuable to Mr. Rosato if during the period from the closing of the acquisition through July 13, 2008, certain share performance thresholds (alternative and not cumulative) set forth below are satisfied:

•
if the highest average share price of our shares of common stock during any 60 consecutive trading day period between the closing of the acquisition and July 13, 2008 exceeds $9.00 per share but is no more than $10.00 per share, he will be entitled to $0.5 million worth of additional shares; or

•
if the highest average share price of our shares of common stock during any 60 consecutive trading day period between the closing of the acquisition and July 13, 2008 exceeds $10.00 per share but is no more than $12.00 per share, he will be entitled to $1.5 million worth of additional shares; or

•
if the highest average share price of our shares of common stock during any 60 consecutive trading day period between the closing of the acquisition and July 13, 2008 exceeds $12.00 per share but is no more than $14.00 per share, he will be entitled to $3.0 million worth of additional shares; or

•
if the highest average share price of shares of common stock during any 60 consecutive trading day period between the closing of the acquisition and July 13, 2008 exceeds $14.00 per share, he will be entitled to $5.0 million worth of additional shares.

Employment Agreement with Gerard J. Gallagher

On January 19, 2007, we entered into an employment agreement with Gerard J. Gallagher whereby Mr. Gallagher has agreed to serve as our president and chief operating officer for a period of three years. Under the terms of the employment agreement, Mr. Gallagher’s base compensation will be $425,000 per year (subject to a minimum annual increase of 5% per year), Mr. Gallagher will be eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors) with the bonus for 2006 to be prorated for the number of months remaining in 2006 following the effective date of the employment agreement, and Mr. Gallagher will be eligible to receive a share performance bonus on terms identical to those described above under “Employment Agreement with Thomas P. Rosato” set forth above. In addition to base compensation and eligibility for a bonus, (i) we will pay the premiums on the life insurance policies, and (ii) Mr. Gallagher will otherwise be entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. Pursuant to the terms of the employment agreement, if we terminate Mr. Gallagher’s employment for reasons other than “Cause” or Mr. Gallagher terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Gallagher is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Gallagher’s employment, then Mr. Gallagher shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Employment Agreement with Harvey L. Weiss

On January 19, 2007, we entered into an employment agreement with Harvey L. Weiss whereby Mr. Weiss agreed to serve as our chairman for a period of three years. Under the terms of the employment agreement, Mr. Weiss’ base compensation is $200,000 per year (subject to a minimum annual increase of 5% per year) and Mr. Weiss is eligible to receive an annual bonus of up to 50% of his then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the Board of Directors) with the bonus for 2006 to be prorated for the number of months remaining in 2006 following the effective date of the employment agreement. In addition to base compensation and eligibility for a bonus, (i) Mr. Weiss will be entitled to a referral fee equal to 5% of the “Gross Profits” (as defined in the Employment Agreement) attributable to any client or customer (other than the federal government, or any agency or subdivision thereof) identified by Mr. Weiss to us or our subsidiaries, (ii) Mr. Weiss will be entitled to an “office allowance” of $3,000 per month and (iii) Mr. Weiss will otherwise be entitled to receive vacation, health insurance and other benefits as generally made available to our other executives. Pursuant to the terms of the employment agreement, if we terminates Mr. Weiss’ employment for reasons other than “Cause” or Mr. Weiss terminates his employment for “Good Reason” (as those terms are defined in the Employment Agreement), Mr. Weiss is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Weiss’ employment, then Mr. Weiss shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Potential Payments Upon Termination or Change-in-Control

Pursuant to the terms of the employment agreement, if we terminate Mr. Rosato’s employment for reasons other than “Cause” or Mr. Rosato terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Rosato is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Rosato’s employment, then Mr. Rosato shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Pursuant to the terms of the employment agreement, if we terminate Mr. Gallagher’s employment for reasons other than “Cause” or Mr. Gallagher terminates his employment for “Good Reason” (as those terms are defined in the employment agreement), Mr. Gallagher is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Gallagher’s employment, then Mr. Gallagher shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Pursuant to the terms of the employment agreement, if we terminate Mr. Weiss’ employment for reasons other than “Cause” or Mr. Weiss terminates his employment for “Good Reason” (as those terms are defined in the Employment Agreement), Mr. Weiss is entitled to receive his base compensation as and when it would otherwise be payable if his employment had not been terminated (provided, however that if termination occurs during the last twelve months of Mr. Weiss’ employment, then Mr. Weiss shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination).

Compensation Committee Interlocks and Insider Participation

During the 2006 fiscal year, we did not have a compensation committee. During the 2006 fiscal year, no interlocking relationship existed between our board and the board of directors or the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Non-Employee Director Compensation

During the 2006 fiscal year, we paid no compensation to our directors. On April 24, 2007, our board of directors, by unanimous vote, adopted a compensation policy for our non-employee directors, based on a recommendation of our compensation committee. The compensation policy provides non-employee directors an annual grant of 10,000 shares of restricted stock under our 2006 Omnibus Incentive Compensation Plan (the “Plan”) to be granted on or about May 1 of each calendar year (unless the board determines otherwise), and which vest over a two-year period with one-third of the shares vesting on the grant date, and each one-half of the balance of such shares vesting on the first and second anniversaries of the grant date, respectively. In addition, a new member who joins the board of directors will be entitled to receive a one-time grant of $100,000 worth of restricted stock under the Plan, based on the closing price on the grant date of our common stock on the OTC Bulletin Board, or such other recognized stock exchange on which our common stock trades. Such shares will vest over a three-year period, with one-third of such shares vesting on each of the first, second and third anniversaries of the grant date. Each non-employee director shall also receive an annual retainer fee of $20,000 and $3,000 for each in-person board meeting attended and $1,000 for each telephonic board meeting attended. In addition, each member of the audit committee (except the chairman) shall receive $10,000 per year and the chairman of the audit committee shall receive $30,000 per year. Each member of the compensation committee (except the chairman) shall receive $5,000 per year and the chairman of the compensation committee shall receive $15,000 per year. This non-employee director compensation policy became effective on May 1, 2007.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the company’s equity compensation plans in effect as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders: Fortress America Acquisition Corporation 2006 Omnibus Incentive Compensation Plan	N/A	N/A	N/A
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:
Donald L. Nickles (Chairman) Asa Hutchinson John Morton, III

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a our charter adopted by the Board, which is available on our website at www.thefigi.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2006, the Audit Committee took the following actions:

• Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and Goldstein Golub Kessler LLP, our independent auditors until April 20, 2007;

• Discussed with Goldstein Golub Kessler LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

• Received written disclosures and the letter from Goldstein Golub Kessler LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with Goldstein Golub Kessler LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Goldstein Golub Kessler LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of the Fortress International Group, Inc. Audit Committee

John Morton, III (Chairman) David J. Mitchell Asa Hutchinson William L. Jews

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us.

Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2006 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On March 9, 2005, we issued 1,750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.014 per share, as follows:

Name	Number of Shares
Washington Capital Advisors, LLC	575,000
Harvey L. Weiss	575,000
David J. Mitchell	150,000
Donald L. Nickles	200,000
Asa Hutchinson	200,000
Paladin Homeland Security Fund, L.P.	24,765
Paladin Homeland Security Fund, L.P.	15,926
Paladin Homeland Security Fund, L.P.	5,553
Paladin Homeland Security Fund, L.P.	3,756

All of the shares of our common stock outstanding prior to our initial public offering (“initial shares”) and held by the above stockholders (“initial stockholders”) were placed in escrow with Continental Transfer & Trust Company, as escrow agent, until the earliest of: July 13, 2008; our dissolution and liquidation; or the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the initial stockholders will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit or otherwise as provided in the stock escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

Purchase of Warrants. Pursuant to an agreement with the underwriters of our initial public offering, C. Thomas McMillen, our former chairman and current vice chairman, and Harvey L. Weiss, our former chief executive officer, president, secretary and current chairman and a member of our board of directors, or certain of their affiliates or designees, collectively purchased 600,000 warrants in the public marketplace at prices not exceeding $0.70 per warrant.

Registration Rights. The holders of the majority of the initial shares are entitled to make up to two demands that we register the initial shares. The holders of the majority of the initial shares may elect to exercise these registration rights at any time after the date on which the initial shares are released from escrow, which, except in limited circumstances, is not before July 13, 2008. In addition, the initial stockholders have certain “piggyback” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Advancement of Certain Costs. Washington Capital Advisors, Mr. Weiss and Mr. Mitchell advanced a total of $70,000 to us to cover costs related to our initial public offering. These loans were repaid from the proceeds of our initial public offering not placed in trust.

Goldman Advisors. Goldman Advisors (“Goldman”), a division of Sunrise Securities Corp., the lead underwriter in our initial public offering, provided financial advisory services to us in connection with the acquisition of TSS/Vortech. Goldman received reimbursement of its reasonable expenses and a fee of $750,000 upon the consummation of the acquisition.

Washington Capital Advisors, LLC. We paid Washington Capital Advisors, LLC (“Washington Capital Advisors”), of which Mr. C. Thomas McMillen , our vice chairman and a director, is the principal equity owner and officer, $7,500 per month for office space and general administrative services. This arrangement was agreed to by Washington Capital Advisors, the successor-in-interest to Global Defense Corporation, also an affiliate of Mr. McMillen, for our benefit and was not intended to provide Mr. McMillen compensation in lieu of salary. Upon completion of the acquisition of TSS/Vortech, we were no longer required to pay this monthly fee. We paid an aggregate of $97,500 pursuant to this agreement.

On January 19, 2007, we entered into a consulting agreement with Washington Capital Advisors, of which Mr. C. Thomas McMillen , our vice chairman and a director, is the principal equity owner and officer, pursuant to which Washington Capital Advisors will be engaged to serve as a consultant for a period of three years. Under the terms of the Consulting Agreement, Washington Capital Advisors will provide advisory services relating to strategic, financial, marketing and business development matters and will also provide mergers and acquisitions assistance. The base compensation to Washington Capital Advisors is $200,000 per year (subject to a minimum annual increase of 5% per year) and Washington Capital Advisors is eligible to receive an annual bonus of up to 50% of its then applicable base compensation (the amount of the bonus and the criteria for the bonus to be determined by the board of directors) with the bonus for 2006 to be prorated for the number of months remaining in 2006 following the closing date. In addition to base compensation and eligibility for a bonus, Washington Capital Advisors will be entitled to a referral fee equal to 5% of the “Gross Profits” (as defined in the Consulting Agreement) attributable to any client or customer (other than the federal government, or any agency or subdivision thereof) identified by Washington Capital Advisors to us or any of our subsidiaries. Pursuant to the terms of the Consulting Agreement, if we terminate the Consulting Agreement for reasons other than “Cause” or Washington Capital Advisors terminates the Consulting Agreement for “Good Reason” (as those terms are defined in the Consulting Agreement), Washington Capital Advisors is entitled to receive its base compensation as and when it would otherwise be payable if the Consulting Agreement had not been terminated (provided, however that if termination occurs during the last twelve months of the Consulting Agreement, then Washington Capital Advisors shall be entitled to receive amounts equal to base compensation (as and on the terms otherwise payable) for twelve months from the date of termination). Under the terms of the Consulting Agreement, Washington Capital Advisors is subject to covenants not to solicit any of our customers or employees and to not otherwise compete against us. In connection with signing the Consulting Agreement, Washington Capital Advisors has signed an Invention Assignment, Non-Compete and Confidentiality Agreement. Washington Capital Advisors is not affiliated with us, TSS/Vortech or any of their respective officers, directors or material equity holders, except that Washington Capital Advisors’ principal equity owner and officer is Mr. McMillen, our vice chairman.

Our Audit Committee reviews and approves in advance all related party transactions in accordance with its written charter.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

ELECTION OF DIRECTORS

(Notice Item 1)

On May 7, 2007, our Board of Directors voted to nominate Harvey L. Weiss, Donald L. Nickles and William L. Jews for election at the annual meeting for a term of three years to serve until the 2010 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation or removal.

The Board of Directors currently consists of nine members, classified into three classes as follows:

•	The Class I directors are Messrs. David J. Mitchell, Gerard J. Gallagher and Asa Hutchinson, and their term will end at the 2009 annual meeting of stockholders;

•	The Class II directors are Messrs. Harvey L. Weiss, Donald L. Nickles and William L. Jews, and their term will end at the 2007 annual meeting of stockholders; and

•	The Class III directors are Messrs. C. Thomas McMillen, Thomas P. Rosato and John Morton, III, and their term will end at the 2008 annual meeting of stockholders.

At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The Board of Directors has voted (i) to set the size of the Board of Directors at nine members and (ii) to nominate Messrs. Harvey L. Weiss, Donald L. Nickles and William L. Jews for election at the Annual Meeting for a term of three years to serve until the 2010 Annual Meeting of Stockholders, and until their respective successors are elected and qualified, or until the earlier their earlier death, resignation or removal. The Class III directors, C. Thomas McMillen, Thomas P. Rosato and John Morton, III, and the Class I directors, Messrs. David J. Mitchell, Gerard J. Gallagher and Asa Hutchinson, will serve until the Annual Meetings of Stockholders to be held in 2008 and 2009, respectively, and until their respective successors have been elected and qualified, or until his earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Messrs. Harvey L. Weiss, Donald L. Nickles and William L. Jews. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of Messrs. Harvey L. Weiss, Donald L. Nickles and William L. Jews As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE FROM 50,000,000 SHARES TO 100,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

(Notice Item 2)

The Board of Directors has determined that it is advisable to increase our authorized common stock from 50,000,000 shares to 100,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Second Amended and Restated Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to the Second Amended and Restated Certificate of Incorporation is attached to this proxy statement as Appendix B.

As of May 8, 2007, approximately 12,152,813 shares of our common stock were issued and outstanding (excluding treasury shares), approximately an additional 17,700,000 shares were reserved for issuance upon the conversion or exercise of existing securities (including 2,100,000 shares reserved for issuance underlying the unit purchase options issued to the underwriters in our initial public offering). Accordingly, a total of approximately 20,147,187 shares of common stock is available for future issuance.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of the majority of the common stock outstanding and entitled to vote at the Meeting is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized shares.

The Board Of Directors Recommends A Vote To Approve The Amendment To Our Certificate Of Incorporation, And Proxies Solicited By The Board Will Be Voted In Favor Of The Amendment Unless A Stockholder Indicates Otherwise On The Proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 3)

The firm of Goldstein Golub Kessler LLP, or GGK, acted as our principal accountant during the fiscal year 2006. Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc., or TBS, from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased and the firm established a similar relationship with RSM McGladrey, Inc., or RSM. GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. The following is a summary of fees paid or to be paid to GGK and RSM for services rendered.

On April 20, 2007, we decided to engage the independent registered public accounting firm of Grant Thornton LLP to conduct review of our quarterly financial statements and to audit our financial statements for the fiscal year ending December 31, 2007. Our Board of Directors approved the change of our independent registered public accounting firm to Grant Thornton LLP. Accordingly, we dismissed GGK, effective April 20, 2007.

During our fiscal years ended December 31, 2006 and December 31, 2005, and through April 20, 2007, there were no disagreements with GGK, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreements in connection with its reports. None of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2006 and December 31, 2005, and through April 20, 2007.

During our fiscal years ended December 31, 2006 and December 31, 2005, and through April 20, 2007, we did not consult with Grant Thornton LLP regarding the application of accounting principles to a specific transaction, or type of audit opinion that might be rendered on our financial statements and no written or oral advice was provided by Grant Thornton LLP that was a factor considered by us in reaching a decision as to accounting, auditing or financial reporting issues, and we did not consult with Grant Thornton LLP on or regarding any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Goldstein Golub Kessler LLP, or GGK, for the audit of our annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by GGK during those periods.

	2005	2006
Audit fees	$19,000	$38,000
Audit-related fees	$38,625	$17,786
Tax fees	$1,600	$2,612
All other fees	-	-
Total	$59,625	$58,398

Audit Fees

Fees incurred by us for professional services rendered by GGK for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for the audit of internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 were $19,000 for 2005 and $38,000 for 2006.

Audit-Related Fees

We paid GGK $38,625 in 2005 for services related to our initial public offering, and $17,786 in 2006 for services related to the preparation and filing of the proxy statement in connection with our acquisition of TSS/Vortech.

Tax Fees

Fees paid to GGK associated with tax compliance and tax consultation were $1,600 in 2005 and $2,612 in 2006.

All Other Fees

We paid no other fees to GGK for 2005 and 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chairman to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Grant Thornton LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting is required to ratify the appointment of the independent public accountants.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of Grant Thornton LLP As Independent Public Accountants, And Proxies Solicited By The Board Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

Our Code of Ethics, which is our code of ethics applicable to all our employees, officers and directors, embodies our principles and practices relating to the ethical conduct of our business and commitment to honesty, fair dealing and full compliance with all laws affecting our business. The text of our Code of Ethics is was filed with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-KSB filed on March 31, 2006. The Code of Ethics is also available without charge, to any stockholder upon written request to our chief executive officer at 9841 Broken Land Parkway Columbia, Maryland 21046. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver unless website posting of such amendments or waivers is then permitted by the rules of the stock exchange on which our shares may be listed.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Proposals received after that date will not be voted on at the Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Chief Executive Officer, Fortress International Group, Inc., 9841 Broken Land Parkway, Columbia, Maryland 21046.

Columbia, Maryland
May __, 2007

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.thefigi.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Thomas P. Rosato, Chief Executive Officer, Fortress International Group, Inc., 9841 Broken Land Parkway, Columbia, Maryland 21046.

APPENDIX A - TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FORTRESS INTERNATIONAL GROUP, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Fortress International Group, Inc. (the “Corporation”).

SECOND:
The Second Amended and Restated Certificate of Incorporation of the Corporation, is hereby further amended by striking out the Section 4.1 of Article Fourth in its entirety and by substituting in lieu of the following:

“FOURTH. Capital Stock.

Section 4.1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is one hundred and one million (101,000,000), one hundred million (100,000,000) of which shall be shares of Common Stock with a par value of $0.0001 per share and one million (1,000,000) of which shall be shares of Preferred Stock with a par value of $0.0001per share.”

THIRD:
The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this ___ day of _______________, 2007.

FORTRESS INTERNATIONAL GROUP, INC.

By:
Thomas P. Rosato Chief Executive Officer

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by __________, President and Chief Executive Officer, and attested to by __________, Secretary, this _____day of __________, 2007.

FORTRESS INTERNATIONAL GROUP, INC.

By:
Thomas P. Rosato Chief Executive Officer

ATTEST:
Secretary

FORTRESS INTERNATIONAL GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated May [__], 2007 in connection with the Annual Meeting to be held at 10:00 a.m., Eastern Time, on Tuesday, June 19, 2007, at 9841 Broken Land Parkway, Columbia, Maryland, and hereby appoints Thomas P. Rosato, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Fortress International Group, Inc. registered in the name provided herein, which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE THREE NOMINEES FOR CLASS II DIRECTORS, “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER AND “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.	ELECTION OF THREE CLASS II DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE).

☐ FOR	☐ WITHHOLD	☐ FOR ALL NOMINEES EXCEPT
	NOMINEES:	☐HARVEY L. WEISS ☐DONALD L. NICKLES ☐WILLIAM L. JEWS

2.	APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE TO AN AGGRAGATE OF 100,000,000 SHARES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FORTRESS INTERNATIONAL GROUP, INC.

Annual Meeting of Stockholders

June 19, 2007

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

NOTE: Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature Date:

Signature Date:

KINDLY SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE IF YOU ARE NOT PLANNING TO ATTEND THE ANNUAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE PERSONALLY, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.